Exhibit 99.1

Iota Communications, Inc. Announces Formation of Iota Spectrum Partners, LLP

New Arizona Limited Partnership formed to consolidate Iota’s company-owned and leased exclusive FCC Radio Spectrum Authorizations, and to Acquire additional exclusive FCC Radio Spectrum Authorizations for use in Iota Communications, Inc.’s networks.

NEW HOPE, PA – (PRNEWSWIRE) – March 7, 2019 - Iota Communications, Inc. (OTCQB: IOTC), a wireless network management and industrial automation company that provides Internet of Things solutions that optimize energy efficiency, sustainability and operations for commercial facilities, today announced the formation of Iota Spectrum Partners, LLP, an Arizona Limited Partnership (“Iota Partners”), to consolidate exclusive FCC Radio Spectrum Authorizations owned and leased by Iota Networks, LLC (“Iota Networks”), a wholly-owned subsidiary of Iota.

Additionally, the Company announced the formation of a wholly-owned subsidiary –Iota Spectrum Holdings, LLC (“Iota Holdings”). Iota Holdings will act as General Partner of Iota Partners and will acquire General Partnership Units in exchange for exclusive FCC Radio Spectrum Authorizations contributed by Iota Networks.

Iota is building and operating a nationwide wireless network system dedicated to the rapidly emerging Internet of Things industry. We employ exclusive, FCC-licensed 800 MHz radio spectrum, which is valuable for commercial applications given its long range, ability to penetrate barriers, low power consumption, and inherent reliability and security. In addition, Iota is developing a robust platform for connectivity that interfaces seamlessly with many types of commercial IoT applications, including our own Smart Building applications.

Barclay Knapp, Iota’s Chairman & CEO commented, “Iota is the only wireless carrier network dedicated exclusively to IoT connectivity that operates with FCC licensed radio spectrum - a significant competitive advantage for us. Our new Iota Spectrum Partners Limited Partnership is intended to bring together our rapidly expanding portfolio of company-owned and leased 800 MHz FCC License Authorizations into a single consolidated entity, which will enhance the ongoing transparency of this valuable asset. Going forward, Iota Partners will be our strategic vehicle for all future FCC licensed spectrum acquisitions and initiatives.

Further details regarding Iota Partners will be made available in future press releases.

ABOUT IOTA COMMUNICATIONS, INC.

Iota is a new, nationally-available, wireless carrier network system and applications platform dedicated to the Internet of Things. Iota sells recurring-revenue solutions that optimize energy usage, sustainability and operations for commercial and industrial facilities - principally to Enterprise customers - both directly and via third-party relationships. Iota also offers important ancillary products and services which facilitate the adoption of its subscription-based services, including solar energy, LED lighting, and HVAC implementation services.

Forward Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to the acquisition and integration of the Solbright assets, risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.